                                  EXHIBIT 99.2

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The Acquisition will be accounted for as a purchase business combination by the Company. The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical financial statements of the Company and CEC. This exhibit to the Company's Current Report on Form 8-K/A includes the following Unaudited Pro Forma Combined Condensed Financial Statements: (i) Unaudited Pro Forma Combined Condensed Balance Sheet of the Company and CEC as of August 31, 2001; (ii) Unaudited Pro Forma Combined Condensed Statements of Operations of the Company and CEC for the six months ended August 31, 2001 and the year ended February 28, 2001. (iii) related notes thereto. The Unaudited Pro Forma Combined Condensed Balance Sheet assumes the Acquisition had been consummated on August 31, 2001. The Unaudited Pro Forma Combined Condensed Statements of Operations assume the Acquisition had been consummated on March 1, 2000.

         The final determination and allocation of the purchase price paid for the CEC acquisition may differ from the amounts assumed in these Unaudited Pro Forma Combined Condensed Financial Statements.

         The Unaudited Pro Forma Combined Condensed Financial Statements reflect preliminary estimates of the fair market value of the CEC assets acquired and liabilities assumed and the related allocations of purchase price. AZZ is currently reviewing the preliminary estimates of the fair market value of the CEC assets acquired and liabilities assumed. Further information that may affect the purchase price allocations consists primarily of appraisals related to certain assets acquired. The final determination of the fair market value of assets acquired and liabilities assumed and final allocation of the purchase price may differ from the amounts assumed in these Unaudited Pro Forma Combined Condensed Financial Statements. Adjustments to the purchase price allocations are expected to be finalized by February 28,2002, and will be reflected in future AZZ filings. There can be no assurance that such adjustments will not be material.

         The Unaudited Pro Forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been reported if the Acquisition had been consummated as presented in the accompanying Unaudited Pro Forma Combined Condensed Financial Statements, nor is it necessarily indicative of the Company's future financial position or results of operations. The pro forma adjustments and the assumptions on which they are based is described in the accompanying Notes To Unaudited Pro Forma Combined Condensed Financial Statements.

         These Unaudited Pro Forma Combined Condensed Financial Statements are based on and should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company and the financial statements and notes thereto of CEC for the year ended September 30, 2001.

                                AZZ incorporated
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 August 31, 2001
                                 (IN THOUSANDS)

                                                                                          Purchase
                                                                                         Accounting
                                                          AZZ                 CEC        Adjustments           Pro Forma
                                                       Historical         Historical       (Note 2)            Combined
                                                      -------------       ------------   ------------         -------------
Assets
------

Current assets
    Cash and cash equivalents                         $       1,445       $         -    $         -          $       1,445
    Accounts receivable (Net of Allowance)            $      21,387       $      6,758   $         -          $      28,145
    Inventories:
       Raw materials                                  $       9,485       $      2,630   $         -          $      12,115
       Work-in process                                $       2,451       $      2,919   $         -          $       5,370
       Finished goods                                 $       1,583       $         -    $         -          $       1,583
    Revenue in excess of billings on
       uncompleted contracts                          $         397       $         -    $         -          $         397
    Deferred Taxes                                    $         789       $        161   $         -          $         950
    Prepaid expenses and other                        $         316       $      1,306   $         -          $       1,622
                                                      -------------       ------------   ------------         -------------
          Total current assets                        $      37,853       $     13,774   $         -          $      51,627

Property, plant and equipment, net                    $      31,837       $      1,414   $         -          $      33,251
Intangible assets, net                                $      18,519       $      1,681   $     13,876 (c.)    $      34,076
Other assets                                          $         483       $      1,086   $         -          $       1,569
                                                      -------------       ------------   ------------         -------------
         Total Assets                                 $      88,692       $     17,955   $     13,876         $     120,523
                                                      =============       ============   ============         =============

Liabilities and Shareholders' Equity
------------------------------------

Current liabilities:
    Long-term debt due within one year                $       4,345       $      5,840   $        635 (a)     $     10,820
    Accounts payable                                  $       7,922       $      3,231   $         -          $      11,153
       Uncompleted Contracts                          $         102       $        -     $         -          $         102
    Accrued Liabilities                               $       7,248       $      1,955   $         -          $       9,203
                                                      -------------       ------------   ------------         -------------
        Total current liabilities                     $      19,617       $     11,026   $        635         $      31,278

Long-term debt due after one year                     $      20,294       $      1,958   $     16,413 (a)     $      38,665
Net deferred income tax liability                     $         731       $         -    $         -          $         731

Shareholders' equity:
    Common stock, $1 par value
        Shares authorized - 25,000,000
        Shares issued - 6.304,580                     $       6,304       $         25   $        (25)(b),(d) $       6,304
    Capital in excess of par value                    $      12,142       $         40   $        854 (b),(d) $      13,036
    Other Comprehensive Income                        $        (351)      $         -    $         -          $        (351)
    Retained earnings                                 $      40,947       $      6,781   $     (6,781)(b)     $      40,947
    Less common stock held in treasury, at cost
         (1,181,549 shares)                           $     (10,992)      $     (1,875)  $      2,780 (b),(d) $     (10,087)
                                                      -------------       ------------   ------------         -------------


          Total shareholders' equity                  $      48,050       $      4,971   $     (3,172)        $      49,849
                                                      -------------       ------------   ------------         -------------

          Total Liabilities and Shareholders' Equity  $      88,692       $     17,955   $     13,876         $     120,523
                                                      =============       ============   ============         =============

                                AZZ incorporated
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                    FOR THE SIX MONTHS ENDED AUGUST 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                         CEC
                                                                ------------------------------------------------------

                                                    AZZ                        Deduct
                                                 Historical   Historical     Historical    Historical
                                                 Six Months  Eleven Months  Five Months    Six Months    Purchase
                                                   Ended         Ended         Ended         Ended      Accounting
                                                 August 31,    August 31,   February 28,   August 31,   Adjustments        Pro Forma
                                                   2,001         2,001          2,001        2,001       (Note 3)          Combined
                                                -----------  ------------   ------------   ----------   ----------         ---------
 Net Sales                                      $    67,179   $   43,344    $    18,740     $  24,604   $      -           $ 91,783
 Costs and expenses:
     Cost of Sales                              $    51,726   $   30,958    $    13,813     $  17,145   $      -           $ 68,871
     Selling, general, and administrative       $     7,931   $    9,129    $     4,213     $   4,916   $    (82) (a),(c.) $ 12,765
     Interest expense (Income)                  $       903   $      584    $       292     $     292   $    486    (b)    $  1,681
     Other (income) expense, net                $       144   $        -    $         -     $       -   $      -           $    144
                                                -----------   ---------     -----------     ---------   --------           --------
                                                $    60,704   $   40,671    $    18,318     $  22,353   $    404           $ 83,461
                                                -----------   ----------    -----------     ---------   --------           --------

 Income before income taxes                     $     6,475   $    2,673    $       422     $   2,251   $   (404)          $  8,322

     Income tax                                 $     2,464   $    1,069    $       169     $     900   $   (145)   (d)    $  3,219
                                                -----------   ----------    -----------     ---------   --------           --------

     Net Income                                 $     4,011   $    1,604    $       253     $   1,351   $   (259)          $  5,103
                                                ===========   ==========    ===========     =========   ========           ========

 Earnings per common share:
     Basic                                      $      0.80                                                                $   1.01
                                                ===========                                                                ========
     Diluted                                    $      0.78                                                                $   1.00
                                                ===========                                                                ========


 Shares used to compute per share data:
     Basic                                            5,031                                                  97               5,128
     Diluted                                          5,128                                                  97               5,226


PAGE

                                AZZ incorporated
              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       CEC
                                             -------------------------------------------------------
                                  AZZ                         Deduct          Add
                               Historical                    Historical    Historical
                                  Year       Historical      Five Months   Five Months    Pro Forma    Purchase
                                  Ended      Year Ended        Ended         Ended      Year Ended    Accounting
                              February 28,  September 30,   February 29,  February 28,  February 28,  Adjustments          Pro Forma
                                $ 2,001       $ 2,000         $ 2,000       $ 2,001       $ 2,001                           Combined
                              ------------  -------------   ------------  ------------  ------------  -----------          ---------
 Net Sales                    $   121,406   $     44,176    $    15,402   $     18,740  $     47,514  $         -          $ 168,920
 Costs and expenses:

   Cost of Sales              $    90,674   $     35,620    $    11,391   $     13,813  $     38,042  $         -          $ 128,716

   Selling, general,
     and administrative       $    15,188   $      6,208    $     3,597   $      4,213  $      6,824  $      (164)(a),(c)  $  21,848
   Net (gain) loss on
     sale of property,
     plant and equipment      $        11   $          -    $         -   $          -  $          -  $         -          $      11
   Interest expense (Income)  $     2,332   $        742    $       318   $        292  $        716  $       973 (b)      $   4,021
   Other (income)
     expense, net             $        74   $        (19)   $         -              -           (19) $         -          $      55
                              -----------   ------------    -----------   ------------  ------------  -----------          ---------
                              $   108,279   $     42,551    $    15,306   $     18,318  $     45,563  $       809          $ 154,651
                              -----------   ------------    -----------   ------------  ------------  -----------          ---------

 Income before income taxes   $    13,127   $      1,625    $        96   $        422  $      1,951  $      (809)         $  14,269

 Income tax expense           $     4,955   $        657    $       120   $        169  $        706  $      (291)(d)      $   5,370
                              -----------   ------------    -----------   ------------  ------------  -----------          ---------

   Net income                 $     8,172   $        968    $       (24)  $        253  $      1,245  $      (518)         $   8,899
                              ===========   ============    ===========   ============  ============  ===========          =========

 Earnings per common share:
   Basic                      $      1.67                                                                                  $    1.78
                              ===========                                                                                  =========
   Diluted                    $      1.63                                                                                  $    1.74
                              ===========                                                                                  =========

 Shares used to compute per
  share data:
   Basic                            4,892                                                                      97              4,989
   Diluted                          5,010                                                                      97              5,107

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.   GENERAL

     The Acquisition will be accounted for as a purchase business combination by the Company. The accompanying Unaudited Pro Forma Combined Condensed Financial Statements reflect an aggregate purchase price of approximately $28.3 million, consisting of cash paid and common stock issued to CEC stockholders plus costs directly related to the Acquisition as follows (in thousands):

           Cash paid to CEC stockholders....................   $15,900
           Investment advisor, legal,
               accounting and other professional
               fees and expenses............................       312
           AZZ Common  Stock................................     1,800
           Liabilities Assumed..............................    10,284
                                                               -------
                                                               $28,296
                                                               =======

     For purposes of the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as excess cost over net assets acquired on the basis of preliminary estimates of fair values (goodwill). These preliminary estimates of fair value were determined by the Company's management. No Purchase Accounting Adjustments were made to the Pro Forma Financial Statements concerning changes in accounting policies for percentage of completion of accounting for recognition of revenues. The Company believes any changes would not have a material effect on the Pro Forma Financial Statements.

2.   UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     The accompanying Unaudited Pro Forma Combined Condensed Balance Sheet assumes the Acquisition was consummated on August 31, 2001 and reflects the following pro forma adjustments:

         (a)    To record new debt for purchase of CEC.
         (b)    To eliminate CEC's historical equity balances.
         (c) To record excess cost over net assets acquired (goodwill) and eliminate CEC historical goodwill.
         (d)    To record stock issued as part of purchase.

3.   UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

      The accompanying Unaudited Pro Forma Combined Condensed Statements of Operations have been prepared as if the Acquisition was consummated as of March 1, 2000 and reflect the following adjustments.

      (a)  To eliminate CEC amortization of goodwill.
      (b) To record additional interest expense on debt related to the Acquisition.
      (c) The Pro Forma Combined Condensed Financial Statement of Operations include an expense for a non-recurring incentive plan expense in the amount of $548,000 for the six month period ending August 31, 2001 and $743,000 for the twelve month period ending February 28, 2001. This plan was terminated prior to the acquisition on November 1, 2001 and these expenses will not be incurred going forward.
      (d) To adjust income tax expense for effect of Purchase Accounting Adjustments (a) through (b).


4.   UNAUDITED PRO FORMA COMBINED EARNINGS PER COMMON SHARE DATA

     The Unaudited Pro Forma Combined Earnings Per Common Share data is computed by dividing pro forma combined income by the weighted average number of common shares and for purpose of diluted earnings per share stock options, if the exercise of such options would have a dilutive effect in the aggregate.